                                                                  EXHIBIT 3.1(B)

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          RUDOLPH TECHNOLOGIES, INC.


     Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is Rudolph Technologies, Inc. The corporation was originally incorporated under the name of Rudolph Holdings Corporation, and the original Certificate of Incorporation was filed with the Secretary of the State of Delaware on June 13, 1996.

     B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the corporation.

     C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

     The name of this corporation is Rudolph Technologies, Inc.

                                  ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 55,054,000 shares. The number of shares of Common Stock authorized is 50,000,000. The number of shares of Preferred Stock authorized is 5,054,000, 45,875.29 of which are designated "Series A Preferred Stock" and 8,124.71 of which are designated "Series B Preferred Stock."

     Upon the filing of this Restated Certificate of Incorporation each outstanding share of Class A common stock shall be split up and converted into
35.66 shares of Common Stock and each outstanding share of Class B common stock shall be split-up and converted into 35.66 shares of Common Stock (the "Stock Split"). The number of authorized shares of the corporation's capital stock set forth in the preceding paragraph have already been adjusted in connection with the Stock-Split and shall not be increased further for such Stock Split.

     Five million (5,000,000) shares of Preferred Stock (the "Preferred Stock") may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series,

                                      -2-
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including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

                                   ARTICLE V

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock and the Series B Preferred Stock (together, the "Outstanding Preferred Stock") and the Common Stock are set forth below:

     1.   Dividends.
          ---------

               (a) General Obligation. When and as declared by the Board of
                   ------------------
Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay dividends as provided in this Article V,
Section 1. Dividends on each share of Series A Preferred Stock and Series B Preferred Stock (each, a "Preferred Share") shall accrue on a daily basis at the
                          ---------------
rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Preferred Share to but not including the date on which the Liquidation Value of such Preferred Share is paid under Section 2 of this
Article V, the date such Preferred Share is redeemed pursuant to Section 4 of this Article V, or the date such Preferred Share is otherwise acquired by the corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities, subject to the provisions of Section 3 of this Article V. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date
                                                                            ----
of issuance" regardless of the number of times transfer of such Preferred Share
-----------
is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

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          Subject to the preferential rights of the holders of Outstanding
Preferred Stock set forth in this Article V and to the extent permitted under the General Corporation Law of Delaware, dividends may be paid on the Common Stock when as and when declared by the Board of Directors.

          (b) Dividend Reference Dates. Each March 31, June 30, September 30 and
              ------------------------
December 31 of each year, beginning September 30, 1996, shall be a "Dividend
                                                                    --------
Reference Date."  To the extent not paid on a Dividend Reference Date, all
--------------
dividends which have accrued on each Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Preferred Share until paid.

          (c) Distribution of Partial Dividend Payments.  Except as otherwise
              -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to Outstanding Preferred Stock, such payment shall be distributed ratably among the holders of Preferred Shares based upon the aggregate accrued but unpaid dividends on Preferred Shares held by each such holder.

     2.   Liquidation.  Upon any liquidation, dissolution or winding up of the
          -----------
corporation, each holder of Outstanding Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Preferred Shares held by such holder, and the holders of Preferred Stock shall not be entitled to any further payment or claim or right to any assets of the corporation. If upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of Outstanding Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of Outstanding Preferred Stock held by each such holder. The corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Outstanding Preferred Stock. Neither the consolidation nor merger of the corporation into or with any other entity or entities (whether or not the corporation is the surviving entity after the consolidation or merger), nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, nor any other form of recapitalization shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 2.

     Subject to the preferential rights of the holders of Outstanding Preferred Stock set forth in this Articles V, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the corporation.

     3.   Priority of Preferred Stock. So long as any Outstanding Preferred
          ---------------------------
Stock remains outstanding, neither the corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the corporation directly or indirectly pay or

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declare any dividend or make any distribution upon any Junior Securities, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock.

     4.   Redemptions.
          -----------

               (a) Optional Redemptions.  The corporation may at any time redeem
                   --------------------
all or any portion of Outstanding Preferred Stock then outstanding. Upon any such redemption, the corporation shall pay a price per Preferred Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

               (b) Redemption Payment.  For each Preferred Share which is to be
                   ------------------
redeemed, the corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends hereon). If the funds of the corporation legally available for redemption of such Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such Preferred Shares based upon the aggregate Liquidation Value of such Preferred Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of such Preferred Shares, such funds shall immediately be used to redeem the balance of such Preferred Shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

               (c) Notice of Redemption.  Unless otherwise provided herein, the
                   --------------------
corporation shall mail written notice of each redemption of Outstanding Preferred Stock to each record holder of Preferred Shares not more than 60 nor less than ten days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the corporation's option, the corporation shall become obligated to redeem the total number of Preferred Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of the Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Preferred Shares.

               (d) Determination of the Number of Each Holder's Shares to be
                   ---------------------------------------------------------
Redeemed. Except as otherwise provided herein, the number of Preferred Shares to
--------
be redeemed from each holder thereof in redemptions hereunder shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

               (e) Dividends After Redemption.  No Preferred Share is entitled
                   --------------------------
to any dividends accruing after the date on which the Liquidation Value of such Preferred Share (plus all accrued and

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unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall be deemed to be not outstanding.

          (f) Redeemed or Otherwise Acquired Shares.  Any Preferred Shares which
              -------------------------------------
are redeemed or otherwise acquired by the Corporation shall be canceled and shall not thereafter be reissued, sold or transferred.

          (g) Other Redemptions or Acquisitions.  Neither the Corporation nor
              ---------------------------------
any Subsidiary shall redeem or otherwise acquire any Outstanding Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Outstanding Preferred Stock on the basis of the number of Preferred Shares owned by each such holder.

          (h) Special Redemptions.
              -------------------

               (i)   The term "Change in Ownership" shall mean any sale or
                               -------------------
issuance or series of sales or issuances of the corporation's capital stock by the corporation or any holders thereof, immediately after which the State Board of Administration of Florida ("SBA") and Liberty Partners Holdings II, L.L.C.
                               ---
("LPH") and its Affiliates in the aggregate no longer hold record ownership of
  ---
(a) at least 40% of the corporation's then outstanding Common Stock or (b) shares of the corporation's outstanding capital stock entitled to elect directors to the Board of Directors possessing a majority of the votes of all directors.

               (ii) If a Change in Ownership has occurred or the corporation obtains knowledge that a Change in Ownership is to occur, the corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Outstanding Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holders of a majority of the Outstanding Preferred Stock then outstanding may require the corporation to redeem all of the Outstanding Preferred Stock owned by holders thereof at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the corporation of such election prior to the later of (a) 20 days after receipt of the corporation's notice and (b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The corporation shall give
                              ---------------
prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof. Upon receipt of such election, the corporation shall be obligated to redeem all of the outstanding Preferred Shares on the later of (a) the occurrence of the Change in Ownership or (b) five days after the corporation's receipt of such election. If, in any case, a proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

               (iii) The term "Fundamental Change" shall mean (a) a sale or
                               ------------------
transfer of all or substantially all of the assets of the corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the corporation is a party.

               (iv) If a Fundamental Change is proposed to occur, the corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Outstanding Preferred Stock not more than 60 days nor less than 20 days prior to the consummation thereof. The holders of a majority of the Outstanding Preferred Stock then outstanding may require the Corporation to redeem all of the Outstanding Preferred Stock owned by holders thereof at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 20 days after receipt of a notice from the corporation. The corporation shall give prompt written notice of such election to all other holders of Outstanding Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change). Upon receipt of such election(s), the corporation shall be obligated to redeem all of the outstanding Preferred Shares upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

     5.   Voting Rights.
          -------------

               (a) The holders of Series A Preferred shall be entitled to notice of all meetings of the corporation's stockholders in accordance with the corporation's bylaws and except as provided by law, the holders of Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Common Stock voting as a single class with each share of Common Stock entitled to one vote per share and each share of Series A Preferred entitled to one vote per such share.

               (b) Except as otherwise required by law, the Series B Preferred shall have no voting rights; provided that each holder of Series B Preferred shall be entitled to notice of all meetings of the corporation's stockholders at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

     6.   Registration of Transfer.  The corporation shall keep at its principal
          ------------------------
office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the corporation shall, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on Outstanding Preferred Stock represented by such new certificate from the date on which dividends have been fully paid on such Outstanding Preferred Stock represented by the surrendered certificate.

     7.   Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the corporation shall (at the corporation's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Outstanding Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the original date of such lost, stolen, destroyed or mutilated certificate and dated the original date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on Outstanding Preferred Stock represented by such new certificate from the date on which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     8.   Definitions.
          -----------

     "Affiliate" of any Person means any other Person which controls, is
      ---------
controlled by or is under common control with another Person.

     "Junior Securities" means any of the corporation's capital stock or equity
      -----------------
securities other than Preferred Stock.

     "Liquidation Value" of any Preferred Share as of any particular date shall
      -----------------
be equal to $100.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Redemption Date" as to any Preferred Share means the date specified in the
      ---------------
notice of any redemption at the corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share (plus all accrued an unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Subsidiary" means, with respect to any Person, any partnership,
      ----------
corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of Shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, joint stock company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, joint stock company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, joint stock company, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, limited liability company, joint stock company, association or other business entity.

     9.   Amendment and Waiver.  No amendment, modification or waiver (including
          --------------------
one in effect accomplished by merger or consolidation of the corporation with another corporation or entity) shall be binding or effective with respect to any provision of this Article V without the prior written consent of the holders of a majority of the Outstanding Preferred Stock outstanding at the time such action is taken.

     10.  Notices. Except as otherwise expressly provided hereunder, all notices
          -------
referred to herein shall be in writing and shall be personally delivered or delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given five business days after being so mailed or sent
(i) to the corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).


                                  ARTICLE VI

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.


                                  ARTICLE VII

     The corporation is to have perpetual existence.


                                 ARTICLE VIII

     1.   Limitation of Liability.  To the fullest extent permitted by the
          -----------------------
General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2.   Indemnification.  The corporation may indemnify to the fullest extent
          ---------------
permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

     3.   Amendments.  Neither any amendment nor repeal of this Article VIII,
          ----------
nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this

Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.




                                  ARTICLE IX

     In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.


                                   ARTICLE X

     1.   Number of Directors.  The number of directors which constitutes the
          -------------------
whole Board of Directors of the corporation shall be designated in the Amended and Restated Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 2000; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2001; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

     2.   Election of Directors.  Elections of directors need not be by written
          ---------------------
ballot unless the Amended and Restated Bylaws of the corporation shall so provide.

     3.   Removal of Directors.   Any director or directors may be removed from
          --------------------
office at any time, but only for cause and only by the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than 66 2/3% of the total number of votes of the then outstanding shares of stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice was properly given prior to the meeting.


                                  ARTICLE XI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Amended and Restated Bylaws of the corporation.

                                  ARTICLE XII

     No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws. The stockholders may not take action by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article X, Article XI or Article XII of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and Stockholder Business), 2.10 (Voting), or 2.12 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the corporation's Amended and Restated Bylaws.


                                 ARTICLE XIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Amended and Restated Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Amended and Restated Bylaws of the corporation.


                                  ARTICLE XIV

     This Restated Certificate of Incorporation shall become effective at ______ on __________, 1999.

     IN WITNESS WHEREOF, Rudolph Technologies, Inc. has caused this certificate to be signed by ____________, its _____________________, this ___th day of
__________, 1999.



                                            ____________________________________




Attest By:___________________________